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                                                                    Exhibit 10.2

                                 LEASE AGREEMENT

     This Lease Agreement (the "Agreement") entered into at Knoxville, Tennessee, effective as of July 1, 1999 by and between P. C. Powell, Jr. and Wilma Powell, husband and wife (hereinafter "Landlord"), and Photogen, Inc. a Tennessee Corporation (hereinafter "Tenant").

     WHEREAS, Landlord and Genase, L.L.C., a Tennessee corporation, are parties to that certain Lease Agreement effective as of July 1, 1996 and terminating June 30, 1999 for the lease of land, building and improvements consisting of 3000 sq. ft. located at 7327 Oak Ridge Highway, Unit A, Knoxville, Knox County, Tennessee ("Unit A Lease").

     WHEREAS, Landlord and Tenant are parties to that certain Lease
Agreement effective as of June 1, 1997 and terminating May 31, 2000 for the lease of land, building and improvements consisting of 1000 sq. ft. located at 7327 Oak Ridge Highway, Unit B, Knoxville, Knox County, Tennessee ("Unit B Lease").

     WHEREAS, Landlord and Tenant desire to terminate the Unit B Lease on the effective date hereof and lease both Unit A (3000 sq. ft.) and Unit B (1000 sq. ft.) all on the terms and conditions set forth herein.

     IN CONSIDERATION of the mutual covenants and agreements set forth above and hereinafter contained, the parties hereto agree as follows:

1. PREMISES. In consideration of the rent, covenants and conditions that Tenant herein agrees to pay, keep and perform, Landlord hereby leases to Tenant land, building and improvements located at 7327 Oak Ridge Highway, Units A and B, Knoxville, Knox County, Tennessee, hereinafter referred to collectively as the "Premises".

2. TERM. The Lease Agreement shall commence as of the date first entered above and terminate May 31, 2000.

3. RENT. Tenant agrees to pay Landlord the sum of $2,700.00 per month for rental of the Premises and for the option to purchase, as provided herein, said payments beginning as of the date entered above.

4. OPTION TO RENEW. Tenant shall have two (2) options to extend the term of the lease agreement for additional terms of one year each at a rental to be negotiated, and upon the same terms and conditions as set forth herein. Notice shall be given Landlord, within 30 days of expiration of Lease term, of Tenant's intent to exercise this option.

5. AUTOCLAVE. Tenant desires to lease the "Autoclave" and related equipment during the term of the lease and any extensions thereof according to the terms described below:

          A. The additional equipment to be leased includes the autoclave, steam generator, and any required auxiliary equipment (such as the gas water preheater) located on the Premises.


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          B.   Landlord agrees to have the units inspected and obtain
               all necessary operating permits.

          C. Operational status will be demonstrated by having signed inspection and operating permit from the appropriate State Authorities.

          D. Tenant agrees to provide, at Tenant cost, all necessary on-going maintenance during the term of the lease and any extensions thereof, including periodic inspections as required by state authorities.

          E. Tenant will indemnify Landlord against any claim as a result of injury to any Tenant personnel as a result of operating the autoclave. Landlord will provide insurance sufficient to cover the building against damage caused as a result of operation of the autoclave. Tenant will indemnify Landlord against all loss of or damage to Tenants equipment as a result of operating the autoclave.

          F. Tenant shall have the option at its discretion to purchase its own autoclave and install it on the Premises at Tenants expense.

          G. Tenant agrees to pay Landlord $100.00 per month during the term of the Lease and any extensions thereof for use of the autoclave and related equipment. Should Tenant provide its own autoclave the lease payment shall be reduced by $100.00 per month.

8. OPTION TO PURCHASE. Landlord hereby grants to Tenant the first right of refusal and option to purchase the Premises at any time during the term hereof or during any renewal period. In the event of a binding third party offer, Landlord shall give Tenant written notice of such offer including all terms and conditions and Tenant shall have a first right of refusal for forty-five (45) days to purchase the premises under the same terms as proposed to by the third party and as set forth in the offer.

9. TAXES. Landlord shall be responsible for payment of all taxes, assessments or other governmental charges applicable to the Premises.

10. UTILITIES. Tenant shall pay for use of all gas, electricity, sewer, water and other utilities consumed or wasted upon the Premises. Tenant shall provide its own janitor and cleaning service. Tenant will pay all ongoing usage fees.

11. MAINTENANCE AND REPAIRS. Landlord, at its expense, shall be responsible for all maintenance and repairs to the building, including, but not limited to the roof, floor, foundation, walls, general heating and air conditioning systems, septic tank and lateral lines, and electrical and plumbing systems. Tenant shall be responsible, at its own expense, for routine minor maintenance and upkeep such as, repairing faucet leaks, and replacing light bulbs. Tenant agrees to be responsible for the routine maintenance of the back-up generator, which shall include the battery, oil changes and periodic starting. In the event the Landlord shall fail to proceed with and complete any repairs and


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     restorations which it may be required to make hereunder within a reasonable time, Tenant, upon notice to Landlord, may contact designated repair service personnel charging their services directly to the Landlord. Any repairs made by the Tenant shall be such as are reasonably necessary to protect the Premises and improvements for the account of and at the expense of the Landlord.

12. IMPROVEMENTS AND ALTERATIONS. Tenant may, at its own expense, obtain, maintain, and install in the Premises such trade fixtures as the Tenant needs in order to operate its business, and may place such temporary partitions, lighting fixtures, personal property, machines, motors and the like in the premises, and may make such improvement and alterations to the Premises, as it may desire, provided only, that such improvements and alterations do not materially reduce the value of the Premises. All improvements, alterations heretofore or hereafter made or installed or paid for by Tenant, shall remain property of the Tenant.

     In case of damage or destruction thereto by fire or other causes, Tenant shall have the right to recover such items from any insurance with which it has insured the same, notwithstanding that any such items might be considered a part of real property. Tenant may remove all or any of such items at any time during the term of this Agreement or any extension thereof. Tenant may abandon the same, in whole or in part, to Landlord at the end of the term or any extension thereof, or such other expiration of the term, by vacating the Premises without removing the same. In the event of removal of such items, Tenant shall repair any damage caused by such removal.

     Tenant shall be responsible for replacement and/or repairs to Premises for any damage to Premises caused by abuse, neglect, or accident not recovered by insurance that result directly from Tenant use of the Premises except as provided for in Paragraph 5. It is understood by the Parties hereto that the Landlord may enter the Premised during normal business hours to inspect the building and to make routine repairs.

13.  INSURANCE.

     A. Landlord at its own expense and throughout the term of this Lease Agreement and any extensions thereof, shall maintain insurance with respect to the Premises of the following types and in the following amounts:

                    1. Fire insurance with full standard form extended coverage, in an amount not less than eighty percent (80%) of the full replacement value of the building.

                    2. Public liability insurance protecting against claims for personal injury, death and property damage occurring upon, in or about the Premises with limits of liability of not less than One Million Dollars ($1,000,000) per occurrence. Tenant will likewise maintain public liability insurance protecting against claims for personal injury, death and property damage occurring upon, in or


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                         about the Premises with limits of liability of not
                         less than One Million Dollars ($1,000,000) per occurrence.

     B. Tenant, at its own expense and throughout the term of this Lease Agreement and any extension thereof, shall maintain insurance of contents of building.

     C. All insurance required under the provisions of the Paragraph shall be carried in favor of the Landlord or Tenant as their respective interests may appear. All policies shall provide that same cannot be canceled without giving at least ten (10) days prior written notice to the other party.

14. DAMAGE TO PREMISES. If the Premises are destroyed or damaged to such an extent as to be rendered substantially unfit for occupancy, when considered as a whole, and the destruction or damage is not reasonably repairable within ninety (90) days after it occurs, the lease shall terminate as of the date the destruction or damage occurred and rent shall be abated accordingly. If the Premises are destroyed or damaged as aforesaid, but the destruction or damage is reasonably repairable within ninety (90) days after it occurs, or if the Premises are damaged but not to such an extent as to be rendered substantially unfit for occupancy when considered as a whole, Landlord shall proceed diligently to repair the Premises and the rent shall be abated or reduced, as may be equitable, while repairs are being made.

15. CONDEMNATION. If any part of the Premises is taken, appropriated or condemned for public use, the lease shall terminate as to the part taken on the date of the taking or sale. In such event, Tenant may elect to terminate the lease as to the remainder of the Premises, by mailing to the Landlord written notice of Tenant's receipt of written notice of the taking and Tenants statement of its desire to terminate, if the part taken or sold renders the remainder unsuitable and insufficient to serve the business needs of the Tenant.

16. MECHANICS LIENS. No mechanic's lien for labor or materials shall attach to or affect Tenant's interest in the Premises. Landlord shall pay or discharge by bond or deposit any and all mechanic's liens or other liens, which are filed on any interest in the Premises for labor or materials, furnished to Landlord.

17. DEFAULT BY TENANT. If Tenant defaults in performance of any of the provisions, covenants or conditions of the lease and such default continues for thirty (30) days after the Tenant is notified in writing by Landlord to cure it or, if such default is of such a nature that it cannot be cured within such thirty (30) day period and continues for longer than the period reasonably required to cure it, or if Tenant abandons or vacates the Premises at any time during the term of the Lease, or if Tenant makes an assignment for the benefit of creditors, or if the interest of the Tenant in the Premises is attached, levied upon or seized by a legal process, or if Tenant is found to be bankrupt or insolvent by a court of competent jurisdiction, or if a receiver is appointed for Tenant by any such court, or if the Lease is assigned or terminated by the operation of law, then immediately or any time thereafter, with reasonable notice given to Tenant, Landlord may re-enter and take possession of the Premises by an action in forcible entry and detainer or otherwise.


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     Landlord may thereupon elect, either (a) to declare the Lease terminated, in which event Landlord may thereafter possess and enjoy the Premises as though the Lease had never been made without prejudice to any and all rights of action which the Landlord may have against Tenant at the time of such termination for rent, damages or breach of covenant previously accruing or occurring, or (b) to re-let the Premises on behalf of the Tenant.

18. ASSIGNMENTS AND SUBLEASES. Tenant shall not assign this lease or sublet any part of the Premises without the written consent of the Landlord, which shall not be unreasonably withheld.

19. QUIET ENJOYMENT. Landlord warrants that Landlord has the right to Lease the Premises to Tenant. So long as Tenant pays the rent herein provided and observes and performs the covenants and conditions of the Lease, Tenant shall be entitled to peaceably and quietly possess, occupy and enjoy the Premises during the term of the Lease without disturbance or eviction by the Landlord or by any other person lawfully claiming under the Landlord.

20. SUCCESSORS AND INTEREST. The Lease Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the heirs, executors, administrators, successors and assigns of the Landlord and Tenant. No assignment of the Lease or Sublease hereunder, whether by act of Tenant or by operation of law, in violation of any provisions of this lease shall vest in any assignee or sublessee any right, title or interest whatsoever.

21. NOTICES. Any notice, statement or payment required or permitted by the provisions of this Lease, is to be considered given, furnished or made when mailed to the parties at the following addresses:

                           LANDLORD:                 Mr. P. C. Powell
                                                     8303 Beaver Ridge Road
                                                     Knoxville, TN 37931

                           TENANT:                   Photogen, Inc.
                                                     Mr. John Smolik
                                                     7327 Oak Ridge Hwy.
                                                     Knoxville, TN 37931

22. EXPENSES. Any expense incurred as a result of performance of this Lease except for those expenses set forth in Paragraphs 9 and 10 above will be the responsibility of the person or entity, either Landlord or Tenant, incurring the obligation.

23. HAZARDOUS SUBSTANCES. As used herein, "Hazardous Substances" means any substance that is considered toxic and is the subject of any Local, State or Federal regulation, and other substances that are considered flammable.

     Tenant intends to use the Premises as a biological research and development facility. Tenant may, from time to time, use small amounts of materials that may be considered


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     "Hazardous". "Small" amounts mean volumes of less than a few liters per month as a worst case.

     Tenant will take all reasonable precautions for the storage and use of any "Hazardous" materials as prescribed by law and good laboratory practice. Tenant will indemnify Landlord against personal injury to any Tenant employee and damage to the Premises caused as a result of the use of "Hazardous" materials.

24. EFFECT OF THIS LEASE. This lease combines, amends and restates the Unit A Lease and the Unit B Lease, both of which prior lease agreements shall have no further force or effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement the day ad year first above written.

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LANDLORD:                                             TENANT:

            /s/ P.C. Powell                           Photogen, Inc.
-------------------------------
P. C. Powell

                                                             /s/ John Smolik
                                                      -------------------------
                                                      John Smolik, President

            /s/ Wilma Powell
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Wilma Powell


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